EXHIBIT 99.2

Contact:                                   KCSI
  Landon H. Rowland  (816) 983-1393        Kansas City Southern Industries, Inc.
  Chairman, President and Chief Executive Officer           114 West 11th Street
                                                     Kansas City, Missouri 64105
  Joseph D. Monello (816) 983-1213
  Vice President & Chief Financial Officer
                                                                NYSE Symbol: KSU
                                   Release No.: 1999-12: Date: December 20, 1999


                                NEWS RELEASE
                   KANSAS CITY SOUTHERN INDUSTRIES, INC.
                 ANNOUNCES SUCCESSFUL CONSENT SOLICITATION

Kansas City, Missouri

Kansas City Southern Industries, Inc. announces successful consent solicitation for 7.875% Notes due July 1, 2002, 6.625% Notes due March 1, 2005, 8.8%
Debentures due July 1, 2022 and 7% Debentures due December 15, 2025.

Kansas City Southern Industries, Inc. ("KCSI" or the "Company", NYSE : KSU) announced today that as of 5:00 p.m., New York City Time, on Friday, December 17, 1999, it had received tenders and the requisite consents from the holders of more than a majority of the outstanding aggregate principal amount of each series of its 7.875% Notes due July 1, 2002, its 6.625% Notes due March 1, 2005, its 8.8% Debentures due July 1, 2002, and its 7% Debentures due December 15, 2025 (collectively, the "Debt Securities").

Accordingly, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated December 6, 1999, the Company and the indenture trustee have signed a supplemental indenture with respect to each such series of Debt Securities that eliminates certain covenants and waives certain other provisions of the indenture governing the Debt
Securities. The amendments implemented by each supplemental indenture will not become operative until the Company accepts the applicable validly tendered Debt Securities following the expiration of the offer to purchase the Debt Securities at 9:00 a.m., New York City time, January 11, 2000, unless extended. The consideration to be paid for Debt Securities tendered in the offer will be calculated at 12:00 noon, New York City time, on January 7, 2000, unless the expiration for the offer is extended.

Merrill Lynch & Co. is the exclusive Dealer Manager for the tender offer and the exclusive Solicitation Agent for the consent solicitation. Questions or requests for assistance may be directed to Merrill Lynch (telephone: 888-654-8637). Requests for documentation may be directed to Beacon Hill Partners, Inc., the Information Agent (telephone: 800-755-5001).

Kansas City Southern Industries, Inc. is a diversified holding company with operations in the railroad transportation and financial services industries. KCSI's wholly owned railroad transportation subsidiaries, Kansas City Southern Railway and Gateway Western Railway, are held within Kansas

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City  Southern  Lines,  Inc.  In  addition,  KCSI  has  an  equity  interest  in
Transportacion Ferroviaria Mexicana, S.A. de C.V. and Mexrail, Inc. KCSI's financial services subsidiary operations are held within Stilwell Financial, Inc., including primarily: Janus Capital Corporation, Berger LLC and Nelson Money Managers plc along with an equity interest in DST Systems, Inc.

KCSI expects to complete the spin-off of Stilwell from the Company promptly following the payment for Debt Securities tendered and accepted by the Company pursuant to the tender offers. KCSI is headquartered in Kansas City, Missouri. In fiscal year 1998, the Company reported total revenues of $1.3 billion with total assets of $2.6 billion.

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This  news  release  includes  statements  concerning  potential  future  events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in KCSI's December 31, 1998 Form 10-K and the Current Report on Form 8-K/A dated June 3, 1997, each filed by the Company with the Securities and Exchange Commission (Commission file no. 1-4717). The Company will not update any forward-looking statements in this news release to reflect future events or developments.